Exhibit 3.183

CERTIFICATE OF FORMATION

OF

POWDER RIVER RESOURCES, LLC

1.	The name of the limited liability company is Powder River Resources, LLC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective immediately upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Powder River Resources, LLC this 27th day of June 2005.

By: /s/ Bryan L. Sutter
Authorized Person
Name:	Bryan L. Sutter

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION OF

POWDER RIVER RESOURCES, LLC

1.	The name of the limited liability company is:

Powder River Resources, LLC

2.	Article 1 of the Certificate of Formation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is Peabody Powder River Resources, LLC”

3.	This Certificate of Amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 20th day of November, 2008.

Peabody Investments Corp. its Sole Member

By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Its:	Assistant Secretary

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION OF

PEABODY POWDER RIVER RESOURCES, LLC

1.	The name of the limited liability company is:

Peabody Powder River Resources, LLC

2.	Article 1 of the Certificate of Formation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is Peabody Powder River Operations, LLC”

3.	This Certificate of Amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 10th day of December, 2008.

Peabody Operations Holding, LLC its Sole Member

By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Its:	Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is PEABODY POWDER RIVER OPERATIONS, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Kenneth L. Wagner
Authorized Person
Name:	Kenneth L. Wagner
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